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                                                                    EXHIBIT 11.1


                            HARMONIC LIGHTWAVES, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      THREE MONTHS ENDED
                                                                              MARCH 28,                 MARCH 29,
                                                                           ---------------- -------- -----------------
                                                                                1997                       1996
                                                                                ----                       ----
Net Income                                                                 $      2,098              $       646
                                                                           ================          =================

Weighted average shares outstanding:
    Common stock                                                                 10,210                    9,984
    Common stock issuable upon exercise
      of options and warrants                                                     1,358                    1,190
                                                                           ----------------          -----------------

Weighted average common
    shares and equivalents                                                       11,568                   11,174
                                                                           ================          =================

Net income per share(1)                                                    $       0.18              $      0.06
                                                                           ================          =================



(1) Computed in the manner described in Note 3 to Notes to Condensed Consolidated Financial Statements.

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